UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2014

CASI PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-20713 (Commission File Number)	58-1959440 (IRS Employer Identification No.)

9620 Medical Center Drive, Suite 300

Rockville, Maryland

______________________

(Address of principal executive offices)

20850

____________________

(Zip Code)

(240) 864-2600

_____________________

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported, on September 17, 2014, CASI Pharmaceuticals, Inc., a Delaware corporation (“CASI” or the “Company”), entered into investment agreements (the “Investment Agreements”) with Spectrum Pharmaceuticals, Inc., a Delaware corporation and its affiliate, Spectrum Pharmaceuticals Cayman, L.P., an Exempted Limited Partnership organized under the laws of the Cayman Islands (together “Spectrum”). Pursuant to the Investment Agreements, Spectrum has the right to nominate one director to CASI’s Board of Directors (the “Board”), subject to the reasonable approval of the Board. Spectrum nominated and the Board elected Rajesh C. Shrotriya, MD, Chairman and Chief Executive Officer of Spectrum Pharmaceuticals, Inc., as a director of the Company, effective September 22, 2014 (the “Effective Date”). Additional details regarding the transaction can be found in the Company’s Current Report on Form 8-K filed on September 19, 2014.

A copy of the press release announcing Dr. Shrotriya’s appointment is included with this report as Exhibit 99.1 and incorporated herein by reference.

Dr. Shrotriya will be compensated consistent with the compensation programs for non-employee directors, including a grant of 50,000 stock options on the Effective Date, which award vests ratably quarterly to the end of one year.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated September 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASI PHARMACEUTICALS, INC.

/s/ Cynthia W. Hu
Name:	Cynthia W. Hu
Title:	Chief Operating Officer

Date:  September 23, 2014

Exhibit Index

Exhibit Number	Description

99.1	Press release dated September 23, 2014